EXHIBIT 99.1

MMEX RESOURCES CORPORATION

Shareholder Update

August 14, 2023

Dear Shareholders,

We continue to make great progress on a number of fronts and we are excited to update you on the progress of our existing projects as well as introduce new happenings.

1. Milestones Achieved and Pathway to Financial Closing on Projects.

We recognize that shareholders are anxious for the Company to get to a financial closing on one or more of our projects. We are making significant progress on securing the financing for the Clean Fuels Refinery.

The other projects have some steps that we need to complete, and they are in process. We highly recommend that you link to our Projects Summary that is posted on our web site today.  You can access it by this link:  Projects Summary. We think that it is worth sharing the summary slides here on our major projects and the milestones, so you have this at hand here.

Introduction: MMEX Projects in Development

MMEX Resources Corp.
www.mmexresources.com
100%
Pecos Clean Fuels & Transport
Energy Transition
11,600Bpd Clean Refining
Technology:
Polaris Engineering
100%
Trans Permian H2Hub
West Texas Blue H2
420 Tons per day Blue H2
Up to 365MW Power
3200 Tpd CO2
Technology:
Topsoe ATR + Siemens Turbines
West Texas Green H2
55 Tons per day Green H2
310 Tpd Green Ammonia
Technology:
Siemens Energy+KBR
H2 Bus Mfg Facility
Solar Panel Mfg Facility
Port of Corpus Christi H2Hub
H2 Pipeline
Ammonia & Methanol
Export Terminals
Railroad Transport
100%
LatAm H2 Projects
Peru
Coastal Export Terminal
Behind the Meter Power
Argentina
Tierra del Fuego Location
World Class wind resource
+ Cordoba Solar Project 60MW

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2. Marketing Plan for H2 Projects.

The principal missing pieces for both of our H2 projects involve obtaining off-take agreements of the products produced.  The entire hydrogen community in both the United States and Internationally are working toward how to market the hydrogen in a nascent marketplace. Hydrogen has a great future as a clean fuel that will make a significant contribution to reducing greenhouse gases.

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The engineering and production of hydrogen from renewable energy is well understood by MMEX, thanks to the FEED study completed with Siemens Energy in 2022. It has also been closely working with its engineering partners, Polaris Engineering, and now has integrated the so-called ‘Blue Hydrogen’ process and technologies, in-house. This requires natural gas as feedstock and the sequestration of capture CO2.

CO2 sequestration is the key element of a blue H2 project. MMEX is in contact with large industry players for the sequestration of the large amounts of CO2 that will be produced by its Blue H2 project.

The next step is building the burgeoning marketplace to utilize hydrogen in mobility, industrial and power sectors.   MMEX is doing its part.  We have our marketing team in Asia currently working on potential off takes with Japanese, Korean and other Asian multinationals.

MMEX also has live negotiations with European multinationals. Asia and Europe are somewhat ahead of the United States in acceptance and utilizing hydrogen, increasingly converting buses, trucks, and power plants to use hydrogen directly.  For the foreseeable future the marketplace will involve a transition period to convert the hydrogen to ammonia, urea and/or methanol. These products are commonplace in the market today and the transportation infrastructure already exists to get the products to consumers. The new Inflation Reduction Act with the tax credits for production of hydrogen, capturing CO2, and the other climate change provisions providing favorable tax treatment for renewable energy, clean energy mobility, and others will make a huge difference in producing hydrogen and for acceptance in the marketplace.

MMEX is making a broad approach to the marketplace in the U.S. starting in early September.   We will update you as we move along.

3. Trans Permian H2Hub, the Port of Corpus Christi Hydrogen Hub and Department of Energy Funding

On September 22, 2022, The US Department of Energy Office of Clean Energy Demonstration (“DOE”) released its Funding Opportunity Announcement (FOA) to solicit Regional Clean Hydrogen Hubs (H2Hubs) under the Infrastructure Investment and Jobs Act (IIJA), also known as the Bipartisan Infrastructure Law (BIL). The FOA stated, “This $8 billion effort will catalyze investment in the development of H2Hubs that demonstrate the production, processing, delivery, storage, and end-use of clean hydrogen, in support of the Biden Administration’s goal to achieve a carbon-free electric grid by 2035 and a net zero emissions economy by 2050.” The DOE will select six to 10 regional hydrogen hubs with a preferred DOE investment for each hub in the range of $500 million to $1 billion with 50% of the amount funded by outside sources.

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The Company on November 5, 2022, announced the formation and the filing of its Concept Paper for the regional hub Trans Permian H2Hub, LLC and to apply for DOE funding. On December 27, 2022, the Company received the decision by the DOE to proceed to the formal application stage in April 2023. The DOE encouraged both the Port of Corpus Christi Horizons Clean Hydrogen Hub (HCH2) and Trans Permian (Trans Permian) H2Hub to submit full applications through the DOE Regional Clean Hydrogen Hubs Program. On February 7, 2023, the Port of Corpus Christi and Trans Permian announced the combination of the two Hydrogen hubs into a single application, for which the Port of Corpus Christi is the prime applicant. The final DOE application was filed April 5, 2023. The DOE has indicated that final decisions will be made in September 2023.

As a sub-applicant in the joint application, The Trans Permian H2Hub geography includes the Texas Permian Basin cities of San Antonio, San Angelo, Big Spring, Midland, Odessa, El Paso, Fort Stockton, Alpine, Presidio and Del Rio. The planned projects within the Trans Permian H2Hub include the MMEX projects for production of hydrogen from diverse feedstocks as well as mobility projects, including hydrogen fuel cell bus manufacturing, hydrogen re-fueling stations, municipal transit projects, and freight mobility projects.

On August 1, 2023, the DOE invited a select few applicants to Washington D.C. to ask questions and obtain additional information.  The POCC represented the both of us in the Washington meetings.

The Company remains very positive for our chances to be awarded the DOE grant expected to be announced in mid-September 2023, however, there is no assurance that DOE will select the HCH2 application with Trans Permian as a sub applicant as a finalist.

4. Litigation with the Sabby Warrant Fund

As we indicated in our recently filed 10K on July 17, 2023, The Company previously issued a convertible note dated February 25, 2023 (the “Sabby Note”) to Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”), which also holds the Company’s Series B Preferred Stock and substantial warrants to purchase shares of the Company’s common stock. On June 1, 2023, the Company was served notice that Sabby had filed a lawsuit in a New York Supreme Court, alleging breach of contract, fraud, and failure to maintain and deliver shares under the Sabby Note. Sabby is seeking monetary damages in an amount to be determined at trial, but not less than $226,875 plus interest and other damages under the Sabby Note, plus attorney’s fees and costs of the lawsuit. The Company filed its Original Answer on July 1, 2023 pursuant to 22 New York Rules and Regulation 202.8 B, denying each and every material allegation contained in Plaintiff’s Complaint and demanded strict proof thereof. In its Original Answer, the Company reserves the right to amend its Answer to assert additional defenses, counterclaims, and third-party claims, as may be required upon the completion of reasonable discovery and investigation.

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On June 12, 2023, the Securities and Exchange Commission (“SEC”) filed litigation against Sabby.  The SEC complaint alleges that the complaint arises from a long running fraudulent scheme involving abusive “naked” short selling, order mismarking and other violative trading, orchestrated by the Defendants to “game the markets” involving 10 issuers during 2017 and 2019.   The SEC further alleges, that on occasion, Defendants additionally used their violative sales to deflate artificially the price at which Defendants were able to convert their securities into stock. Through these abusive sales, Defendants acquired more stock at a cheaper price.

Sabby has converted warrants and preferred shares in MMEX forty-three times since the start of this year.  In view of the SEC complaint, we are consulting legal counsel for MMEX to assess Sabby’s market activity in MMEX stock during the past year.

Thank you again for your support.

Sincerely,

Jack W. Hanks

President and CEO

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this shareholder letter are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general business conditions, the requirement to obtain financing to pursue our business plan, our history of operating losses and other risks detailed from time to time in the Company's SEC reports.  MMEX undertakes no obligation to update forward-looking statements.

This letter to shareholders does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities.

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